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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
TCI of Greenville, Inc.,
  TCI of Spartanburg, Inc., and
  TCI of Piedmont, Inc.:


We consent to the inclusion in the Amendment No. 2 of the registration statement on Form S-4 of InterMedia Capital Partners IV, L.P. and InterMedia Partners IV, Capital Corp. of our report, dated March 1, 1996, relating to the combined balance sheet of TCI of Greenville, Inc., TCI of Spartanburg, Inc., and TCI of Piedmont, Inc. (indirect wholly-owned subsidiaries of TCI Communications, Inc.) as of December 31, 1995, and the related combined statements of operations and accumulated deficit and cash flows for the period from January 27, 1995 to December 31, 1995, and to the reference to our firm under the heading "Experts" in the registration statement.



                                                /s/ KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP


Denver, Colorado
December 6, 1996